       As filed with the Securities and Exchange Commission on February 10, 1997
                                                 Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                 CONNECT, INC.

            (Exact name of Registrant as specified in its charter)

          DELAWARE                                       77-0431045
     (State of incorporation)               (I.R.S. Employer Identification No.)

                               515 ELLIS STREET
                         MOUNTAIN VIEW, CA 94043-2242
                   (Address of principal executive offices)

                       ---------------------------------

                            1989 STOCK OPTION PLAN
                            1996 STOCK OPTION PLAN
                           (Full title of the Plan)

                       ---------------------------------

                               THOMAS P. KEHLER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 CONNECT, INC.
                               515 ELLIS STREET
                     MOUNTAIN VIEW, CALIFORNIA 94043-2242
                                (415) 254-4000
(Name, address and telephone number, including area code, of agent for service)

                       ---------------------------------
                                   Copy to:

                             Donald M. Keller, Jr.
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (415) 854-4488



              (Calculation of Registration Fee on following page)

-----------------------------------------------------------------------------------------------------------------------
                                 CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
                                                              Proposed            Proposed
                                        Maximum               Maximum             Maximum           Amount of
                                       Amount to be        Offering Price         Aggregate        Registration
Title of Securities to be Registered   Registered(1)         Per Share         Offering Price          Fee
-----------------------------------------------------------------------------------------------------------------------
1989 STOCK OPTION PLAN
  Common Stock,
  $.001 par value.....................  2,074,738 Shares    $0.48   (2)         $  995,875         $  302

1996 STOCK OPTION PLAN
  Common Stock,
  $.001 par value.....................  1,362,653 Shares    $4.77   (2)         $6,499,855         $1,970
  Common Stock,
  $.001 par value.....................  1,137,347 Shares    $6.6875 (3)         $7,606,008         $2,305
                                        ---------                                                  ------
                                        2,500,000
                                        ---------
               TOTAL                    4,574,738 Shares                                            $4,577
                                        =========                                                   ======

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the
           --------------
     registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on February 5, 1997.

                                    PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Prospectus filed on August 14, 1996 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Prospectus referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Exchange Act on August 12, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.  Not applicable.
          -------------------------

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.
         --------------------------------------

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
          -----------------------------------

Item 8.   EXHIBITS.
          --------
               Exhibit
               Number
               -------
                 4.1* 1989 Stock Option Plan, and related form of agreement.
                 4.2 1996 Stock Option Plan, and related form of agreement.
                 5.1            Opinion of Venture Law Group, A Professional
                                Corporation.
                23.1 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).
                23.2 Consent of Ernst & Young LLP, Independent Auditors (see p. 7).
                24.1            Powers of Attorney (see p. 6).

               -----------------------------
               * Incorporated by reference to the Form S-1 Registration Statement filed June 13, 1996, File No. 333-05391.

Item 9.   UNDERTAKINGS.
          ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            [Signature Pages Follow]

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, CONNECT, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 10th day of February, 1997.

                             CONNECT, Inc.


                             By:  /s/ Joseph G. Girata
                                 ----------------------------------------------
                                  Vice President of Finance and Administration
                                  and Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Kehler and Joseph G. Girata, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                    Title                              Date
          ---------                    -----                              ----
/s/ Thomas P. Kehler               President and Chief                February 10, 1997
-----------------------------      Executive Officer (Principal
Thomas P. Kehler                   Executive Officer)


/s/ Joseph G. Girata               Vice President of Finance          February 10, 1997
-----------------------------      and Administration and Chief
Joseph G. Girata                   Financial Officer (Principal
                                   Financial and Accounting
                                   Officer)

/s/ Promod Haque                   Director                           February 10, 1997
-----------------------------
Promod Haque


/s/ Richard H. Lussier             Director                           February 10, 1997
-----------------------------
Richard H. Lussier


-----------------------------      Director
Terry R. McGowan


/s/ Richard W. Weening             Director                           February 10, 1997
-----------------------------
Richard W. Weening


/s/ William B. Welty               Director                           February 10, 1997
-----------------------------
William B. Welty


/s/ Gordon J. Bridge               Director                           February 10, 1997
-----------------------------
Gordon J. Bridge


/s/ Rory T. O'Driscoll             Director                           February 10, 1997
-----------------------------
Rory T. O'Driscoll

                                                                    EXHIBIT 23.2

         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT PUBLIC ACCOUNTANTS
         ------------------------------------------------------------

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1989 Stock Option Plan and 1996 Stock Option Plan of CONNECT, Inc. of our reports dated February 23, 1996, except for Note 14, as to which the date is July 15, 1996, with respect to the financial statements and schedules of CONNECT, Inc. included in its Prospectus (Form S-1 No. 333-05391) filed with the Securities and Exchange Commission.



San Jose, California
February 7, 1997                                 Ernst & Young LLP

                               INDEX TO EXHIBITS

Exhibit                                                                   Page
Number                                                                    No.
--------                                                                  -----
  4.1*    1989 Stock Option Plan, and related form of agreement.

  4.2     1996 Stock Option Plan, and related form of agreement.

  5.1     Opinion of Venture Law Group, A Professional Corporation.

 23.1 Consent of Venture Law Group, A Professional Corporation. (included in Exhibit 5.1).

 23.2     Consent of Ernst & Young LLP, Independent Auditors (see p. 7).

 24.1     Powers of Attorney (see p. 6).

-----------------------
 * Incorporated by reference to the Form S-1 Registration Statement filed June 13, 1996, File No. 333-05391